
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 4 Financial Statements for the quarter ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       2,990,717
<SECURITIES>                                         0
<RECEIVABLES>                                   10,496<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               361,825
<PP&E>                                      34,442,598<F2>
<DEPRECIATION>                            (22,239,093)<F3>
<TOTAL-ASSETS>                              15,566,543
<CURRENT-LIABILITIES>                                0
<BONDS>                                     17,494,807<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (2,702,510)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                15,566,543
<SALES>                                              0
<TOTAL-REVENUES>                             1,973,579<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,474,814<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             336,643
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              2,588,360<F8>
<CHANGES>                                            0
<NET-INCOME>                                 2,750,482<F9>
<EPS-PRIMARY>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $34,095,560 and deferred expenses of $347,038.
<F3>Accumulated depreciation of $22,030,721 and accumulated amortization of deferred expenses of $208,372.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($285,575) and ($2,416,935), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $781,463, real estate taxes of $206,577 and depreciation and amortization of $486,774.
<F8>Includes gain on sale of property of $2,979,330, loss from extinguishment of debt of ($389,523) and minority interest of ($1,447).
<F9>Net income allocated $27,505 to the General Partners and $2,722,977 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $91.07 on 30,000 Units outstanding.

